Exhibit 3.3

BYLAWS
OF

THE GNS GROUP INC.

               ARTICLE 1   Offices

       The principal office of the corporation shall be located at: 4017 Colby Ave, Everett, WA 98201

     The corporation may have such other office, either within or without the State of Washington, as the Board of Directors ("Board") may designate or as the business of the corporation may require from time to time.

               ARTICLE 2   Shareholders

     2.1   ANNUAL MEETING:   The annual meeting of the shareholders shall be held the second Wednesday of February of each year at the office of the corporation, or at such other place as provided herein, for the purpose of electing directors and transacting such other business as may come before the meeting. If the day fixed for the annual meeting is a legal holiday at the place of the meeting, the meeting shall be held on the next succeeding business day. If the election of directors is not held on the day designated for the annual meeting of the shareholders, or at any adjournment thereof, the election shall be held at a special meeting of the shareholders called as soon thereafter as practicable.

     2.2   SPECIAL MEETINGS:   The President or the Board may call special meetings of the shareholders for any purpose. At the request of the holders of not less than one-tenth of all of the outstanding shares of the corporation entitled to vote at the meeting, the President shall call a special meeting of the shareholders.

     2.3   PLACE OF MEETINGS:   All meetings shall be held at the principal office of the corporation or at such other place within or without the State of Washington designated by the Board or by a waiver of notice signed by all of the shareholders entitled to vote at the meeting.

     2.4   NOTICE OF MEETINGS:   The President or Board when calling an annual or special meeting of shareholders shall cause to be delivered to each shareholder entitled to vote at the meeting either personally or by mail not less then 10 nor more than 50 days before the meeting written notice stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose of which the meeting is called.

     2.5   ACTION BY SHAREHOLDERS WITHOUT A MEETING:   Any action required or permitted to be taken at a shareholders' meeting may be taken without a meeting if a written consent setting forth the action so taken is signed by all shareholders entitled to vote with respect to the subject matter thereof. Any such consent shall be inserted in the minute book as if it were the minutes of a shareholders' meeting.

     2.6   QUORUM:   A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a shareholders' meeting. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At an adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     2.7   PROXIES:   At all shareholders' meetings a shareholder may vote by proxy executed in writing by the shareholder or by his attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. Unless otherwise provided in the proxy, a proxy shall be invalid after 11 months from the date of its execution.

     2.8   VOTING OF SHARES:   Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

     2.9   CUMULATIVE VOTING:   Each shareholder entitled to vote at an election of directors may vote in person or by proxy the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote or he may cumulate his votes by distributing among one or more candidates as many votes as are equal to the number of such directors multiplied by the number of his/her shares.

               ARTICLE 3   Board Of Directors

     3.1   GENERAL POWERS:   The business and affairs of the corporation shall be managed by the Board.

     3.2   NUMBER, TENURE AND QUALIFICATIONS:   The Board shall be composed of two directors, provided, however, that the number of directors may be changed from time to time to any number. If at any time the number of directors is less than three, the number of directors shall equal the number of shareholders. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Each director shall hold office until the next annual meeting until his successor shall have been elected and qualifies unless he resigns or is removed. Directors need not be shareholders of the corporation.

     3.3   REGULAR MEETINGS:   A regular Board meeting shall be held without notice immediately after and at the same place as the annual meeting of shareholders. By resolution, the Board may provide the time and place either within or without the State of Washington for holding additional regular meetings without other notice than such resolution.

     3.4   SPECIAL MEETINGS:   Special Board meetings may be called by or at the request of the President or any two directors. The person or persons authorized to call special meetings may fix any place either within or without the State of Washington as the place for holding any special Board meeting called by them.

     3.5   NOTICE   Written notice of each special Board meeting shall be delivered personally, telegraphed, or mailed to each director at his business address at least two days before the meeting. If such notice is mailed, it shall be deemed to be delivered when deposited in the United States mail properly addressed, with postage prepaid. If the notice is telegraphed, it is deemed to be delivered when the content of the telegram is delivered to the telegraph office. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, not the purpose of, any regular or special meeting of the Board need be specified in the notice, or waiver of notice of such meeting.

     3.6   QUORUM:   A majority of the directors shall constitute a quorum for the transaction of business at any Board meeting but, if less than such majority be present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

     3.7   MANNER OF ACTING:   The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

     3.8   VACANCIES:   Any vacancy occurring on the Board may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special shareholders' meeting called for that purpose.

     3.9   REMOVAL:   At a meeting of shareholders called expressly for that purpose, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote on election of directors. (If less than the entire Board is to be removed, no one of the directors may be removed if the votes cast against his/her removal would be sufficient to elect him/her if then accumulatively voted at an election of the entire Board).

     3.10   COMPENSATION:   By Board resolution, directors may be paid their expenses, if any, of attendance at each Board meeting or a fixed sum for attendance at each Board meeting or a stated salary as a director or any combination of the foregoing. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefore.

     3.11   PRESUMPTION OF ASSENT:   A director of the corporation present at a Board meeting at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent is entered in the minutes of the meeting or unless he files his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or unless he forwards such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. A director who voted in favor of such action may not dissent.

     3.12   ACTION BY DIRECTORS WITHOUT A MEETING:   Any action required or permitted to be taken at a meeting of the Board may be taken without a meeting if a written consent setting forth the action to be taken is signed by each of the directors. Any such written consent shall be inserted in the minute book as if it were the minutes of a Board meeting.

               ARTICLE 4   Officers

     4.1   NUMBER:   The officers of the corporation shall be a President, one or more Vice-Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board. Any two or more offices may be held by the same person, except the offices of President and Secretary provided that if there is only one shareholder/director, then he/she may be both President and Secretary.

     4.2   ELECTION AND TERM OF OFFICE:   The officers of the corporation shall be elected annually by the Board at the Board meeting held after the annual of the shareholders. If the election of officers is not held at such meeting, each election shall be held as soon thereafter as a Board meeting conveniently may be held. Each officer shall hold office until the next annual meeting and until his successor shall have been elected and qualified unless he resigns or is removed.

     4.3   VACANCIES:   A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board for the unexpired portion of the term.

     4.5   PRESIDENT:   The President shall be the principal executive officer of the corporation and, subject to the Board's control, shall supervise and control all of the business and affairs of the corporation. When present, he shall preside over all shareholders' meetings and over all Board meetings. With the Secretary or other officer of the corporation authorized by the Board, he may sign certificates for shares of the corporation, deeds, mortgages, bonds, contract, or other instruments that the Board has authorized to be executed, except when the signing and execution thereof has been expressly delegated by the Board or by these Bylaws to some other officer or agent of the corporation or is required by law to be otherwise signed or executed by some other officer or in some manner. In general, the President shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board from time to time.

     4.6   VICE-PRESIDENT:   In the absence of the President or in the event of his/her death, inability or refusal to act, the Vice-President (or in the event of more than one Vice-President, the Vice-President who was first elected to such office) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Vice-Presidents shall perform other duties as from time to time may be assigned to them by the President or by the Board.

     4.7   SECRETARY:   The Secretary shall: (a) keep the minutes of the shareholders' and Board meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder as furnished to the Secretary by each shareholder; (e) sign with the President, or Vice-President certificates for shares of the corporation, the issuance of which has been authorized by resolution of the Board; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned by the President or by the Board.

     4.8   TREASURER:   If required by the Board, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board shall determine. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these Bylaws and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the President or by the Board.

     4.9   SALARIES:   The salaries of the officers shall be fixed from time to time by the Board, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

               ARTICLE 5   Contracts, Loans, Checks and Deposits

     5.1   CONTRACTS:   The Board may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

     5.2   LOANS:   No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances.

     5.3   LOANS TO OFFICERS AND DIRECTORS:   No loans shall be made by the corporation to its officers or directors, unless first approved by the holders of two-thirds of the shares, and no loans shall be made by the corporation secured by its shares.

     5.4   CHECKS, DRAFTS, ETC.:   All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents, of the corporation and in such manner as from time to time determined by resolution of the Board.

     5.5   DEPOSITS:   All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board may select.

               ARTICLE 6   Certificates for Shares and Their Transfer

     6.1   CERTIFICATES FOR SHARES:   Certificates representing shares of the corporation shall be signed by the President or Vice-President and by the Secretary and shall include on their face written notice:

"The shares represented by this certificate are subject
to all the terms and conditions of the Bylaws and Articles
of Incorporation of THE GNS GROUP INC and any
amendments thereof, copies of which are on file at the
office of the Corporation"

All certificates shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificate surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefore upon such terms and indemnity to the corporation as the Board may prescribe.

     6.2   TRANSFER OF SHARES:   Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or his/her legal representative, who shall furnish proper evidence of authority to transfer, or by his/her attorney in fact authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificates for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purpose;.

     6.3   SHARE TRANSFER RESTRICTION:   No shareholder shall sell or otherwise dispose of any of the shares in the corporation, now or hereafter acquired by him, except under the following terms and conditions:
     (a)   A person (herein called the "proposing transferor") desiring to transfer any share or shares in the corporation shall give notice in writing (herein called "transfer notice") to the corporation that he/she desires to transfer the same. The transfer notice shall specify the price, which shall be expressed in lawful money of the United States and the terms of payment upon which the proposing transferor is prepared to transfer the share or shares and shall constitute the corporation his/her agent for the sale thereof to any shareholder or shareholders of the corporation at the price and upon the terms of payment so specified. The transfer notice shall also state whether or not the proposing transferor has had an offer to purchase the shares or any of them from, or proposes to sell the shares or any of them to, any particular person or persons who are not shareholders, and if so the names and addresses of such persons shall be specified in the transfer notice. The transfer notice shall constitute an offer by the proposing transferor to the other shareholder of the corporation holding shares of the class or classes included in the transfer notice and shall not be revocable except with the sanction of the directors. If the transfer notice pertains to shares of more then one class then the consideration and terms of payment for each class of shares shall be stated separately in the transfer notice.

     (b)   The directors shall forthwith upon receipt thereof transmit the transfer notice to each of the shareholders, other than the proposing transferor, holding shares of the class or classes set forth in the transfer notice and request the shareholder to whom the transfer notice is sent to state in writing within 14 days from the date of the transfer notice whether he is willing to accept any, and if so the maximum number of shares he is willing to accept at the price and upon the terms specified in the transfer notice. A shareholder shall only be entitled to purchase shares of the class or classes held by him/her.

     (c)   Upon the expiration of the 14-day notice period referred to in article 6.3(b), if the directors shall have received from the shareholders entitled to receive the transfer notice sufficient acceptances to take up the full number of shares offered by the transfer notice and, if the transfer notice includes shares of more then one class, sufficient acceptances from the members of each class to take up the full number of shares of each class offered by the transfer notice, the directors shall thereupon apportion shares so offered among the shareholders so accepting and so far as may be, pro rata, according to the number of shares held by each of them respectively, and in the case of more than one class of shares, then pro rata in respect of each class. If the directors shall not have received sufficient acceptances as aforesaid, they may, but only with the consent of the proposing transferor who shall not be obliged to sell to shareholders in the aggregate less than the total number of shares of one or more classes of shares offered by the transfer notice, apportion the shares so offered among the shareholders so accepting so far as may be according to the number of shares held by each respectively but only up to the amount accepted by such shareholders respectively. Upon any such apportionment being made, the proposing transferor shall be bound upon payment of the price to transfer the shares to the respective shareholders to whom the directors have apportioned same. If, in any case, the proposing transferor, having become so bound fails in transferring any share, the corporation may receive the purchase money for that share and shall upon receipt cause the name of the purchasing shareholders to be entered in the register as the holder of the shares and cancel the certificate of the share held by the proposed transferor, whether the same shall be produced to the corporation or not, and shall hold such purchase money in trust for the proposing transferor. The receipt of the corporation for the purchase money shall be a good discharge to the purchasing shareholders and after his/her name has been entered in the register the validity of the proceedings shall not be questioned by any person.

     (d)   In the event that some or all of the shares offered shall not be sold under the preceding articles within the 14-day period referred to in Article 6.3(b), the proposing transferor shall be at liberty for a period of 90 days after the expiration of that period to transfer such of the shares so offered as are not sold to any person provided that he shall not sell them at a price less than that specified in the transfer notice or on terms more favorable to a purchaser than those specified in the transfer notice.

     (e)   The provisions as to transfer contained in this article shall not apply:
                 (i)   If before the proposed transfer of shares is made, the transferor shall obtain consents to the proposed transfer from members of the corporation, who at the time of the transfer are the registered holders of two-thirds or more of the issued shares of the class to be transferred to the corporation or if the shares comprise more than one class, then from the registered holders of two-thirds or more of the shares of each class to be transferred and such consent shall be taken to be a waiver of the application of the preceding articles as regards such transfer; or

              (ii)   To a transfer of shares desired to be made merely for the purpose of effectuating the appointment of a new trustee for the owner thereof, provided that it is proved to the satisfaction of the Board that such is the case.

     (f)   Nothing herein shall preclude any shareholder from transferring by gift or devise any shares to spouse or any child or children of the shareholder. If however, shares are transferred by any means other than that addressed in paragraphs 6.3(a) through 6.3(e), then the remaining shareholders shall decide by vote whether the person(s) receiving the shares so transferred shall be also elected as a participating director of the corporation or whether an independent shall be so elected. Except in this matter, the person(s) receiving the shares so transferred shall enjoy all the rights and privileges of a shareholders as defined and conveyed in these Bylaws.

               ARTICLE 7   Fiscal Year

     The fiscal year of the corporation shall begin on January 1 of each year, and shall end on December 31  of each year.

               ARTICLE 8   Seal

     The Seal of this corporation shall consist of the name of the corporation, the state and year of its incorporation.

               ARTICLE 9   Waiver of Notice

     When a notice is required to be given to any shareholder or director of the corporation under the provisions of these Bylaws or the Articles of Incorporation or the Washington Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

              ARTICLE 10   Indemnification

     To the full extent permitted by the Washington Business Corporation Act the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any civil, criminal, administrative or investigative action, suit or proceeding (whether brought by or in the right of the corporation or otherwise) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, against expenses (including attorneys; fees), judgments, fines and liabilities, reasonably incurred by or imposed upon him in connection with or resulting from any claim, action, suit, or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction or upon a plea of 'nolo contendere' or it's equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation. The Board of Directors may obtain insurance on behalf of any person who is or was a director, officer, employee, or agent against any liability arising out of his status as such, whether or not the corporation would have power to indemnify him against such liability. The Board of Directors may, at any time, approve indemnification under the Washington Business Corporation Act, or any other person which the corporation has the power to indemnify. The indemnification provided by this section shall not be deemed exclusive of any other rights to which a person may be entitled as a matter of law or by contract.

               ARTICLE 11   Amendments

     These Bylaws may be amended or repealed and new Bylaws may be adopted by the Board at any regular or special meeting of the Board.

ADOPTED BY THE BOARD OF DIRECTORS this 10 day of July, 2006.

JAMES W. YOUNG